Exhibit 99.4

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Wave Systems Corporation:

We consent to the incorporation by reference in the registration statements Nos. 333-164320, 333-125203, 333-144147, 333-144139, 333-68911, 333-69041, 333-11611 and 333-11609 on Form S-8 and No. 333-164320 on Form S-3 of Wave Systems Corporation of our report dated February 28, 2011, with respect to the consolidated balance sheets of Safend Ltd. as of December 31, 2010 and 2009, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2010, which report appears in the Form 8-K/A of Wave Systems Corporation filed on October 31, 2011.

/s/ Brightman Almagor Zohar &Co.

Tel-Aviv, Israel

October 31, 2011